                   [LOGO] SHATSWELL, MACLEOD & COMPANY, P.C.
                   -----------------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS







                    Consent of Independent Public Accountants

We consent to the use in the Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission and the Form MHC-1/MHC-2, as amended, filed with the Office of Thrift Supervision of our report dated February 17, 2004, except for Note 14 which is dated March 11, 2004, on the financial statements of Monadnock Community Bank as of and for the years ended December 31, 2003 and 2002, and the related balance sheets, statements of income, changes in equity and cash flows for the years then ended. We also consent to the references to us under the headings "Tax Effects of the Reorganization," "Experts" and "Legal and Tax Opinions" in the Registration Statement on Form SB-2 and Form MHC-1/MHC-2.


                                       /s/ Shatswell, MacLeod & Company, P.C.
                                       SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
May 10, 2004







           83 PINE STREET o WEST PEABODY, MASSACHUSETTS 01960-3635 o
              TELEPHONE (978) 535-0206 o FACSIMILE (978) 535-9908

               smc@shatswell.com                  www.shatswell.com